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                                   LOAN AGREEMENT


                            DATED AS OF OCTOBER 9, 1998


                                      BETWEEN


                                  NRG ENERGY, INC.


                                     as Lender,


                                        and


                        COGENERATION CORPORATION OF AMERICA


                                        and


                              COGENAMERICA PRYOR INC.


                                   as Borrowers,


                                        and


                       OKLAHOMA LOAN ACQUISITION CORPORATION


                                   as Guarantor.

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

     THIS LOAN AGREEMENT, dated as of October 9,1998, is among Cogeneration Corporation of America, a Delaware Corporation ("CogenAmerica") and CogenAmerica Pryor Inc., a Delaware corporation ("OLAC Holding"), as Borrowers, Oklahoma Loan Acquisition Corporation, a Delaware corporation, ("OLAC"), as Guarantor, and NRG Energy, Inc., a Delaware corporation, as Lender (the "Lender").

                                W I T N E S S E T H:

     WHEREAS, CogenAmerica and OLAC Holding (each, a "Borrower" and collectively, the "Borrowers") wish to jointly and severally borrow up to $23,947,140 to meet their joint and several obligation to fund the purchase of all of the outstanding stock of OLAC (which owns all of the assets of a power generation facility located near Pryor, Oklahoma known as the Mid-Continent Power Company (the "MCPC Facility")) pursuant to a stock purchase agreement dated September 10, 1998 between CogenAmerica and Mid-Continent Power Company, L.L.C., a Delaware limited liability company ("Seller"), as supplemented by that certain letter agreement dated October 9, 1998, among the Seller, CogenAmerica and the Lender (the "Stock Purchase Letter Supplement" and collectively with the Stock Purchase Agreement, the "Stock Purchase Agreement"); and

     WHEREAS, the sole members of the Seller are NRG Energy, Inc., Decker Energy International, Inc. and WP Power Company LLC; and

     WHEREAS, the Lender agrees to lend such amount to the Borrowers on the terms and conditions set forth below;

     NOW, THEREFORE, the Borrowers, the Guarantor and the Lender agree as follows:

                                     ARTICLE 1

                                    DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

     "Affiliate" of any specified person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

     "Amortization Schedule" shall have the meaning assigned thereto in
Section 2.05(b).

     "Bankruptcy Law" shall mean any applicable liquidation, dissolution, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, readjustment of debt or similar laws affecting the rights and remedies of creditors generally, as in effect from time to time.

     "Base Rate" means, for any date, a rate per annum equal to the Prime Rate for that date plus three and one-half percent (3.5%), provided that such percentage shall be reduced by two percent (2.0%) at such time that the Borrowers have provided the Lender with evidence, reasonably acceptable to Lender, that (a) the "Possible Event of Default" (as defined in the MeesPierson Waiver) has been absolutely and irrevocably waived by the MeesPierson Lenders, or has been cured by CogenAmerica, (b) no "Event of Default", as defined under the MeesPierson Credit Agreement (nor any event or circumstance which with the giving of notice or the passage of time, or both, would constitute an Event of Default), has occurred and is then continuing, whether or not any temporary or contingent waiver may be in effect with respect to such or Event of Default, and (c) the "Margin" (as defined under the MeesPierson Credit Agreement) has been reduced by the MeesPierson Lenders to the percentage in effect immediately prior to October 1, 1998.

     "Borrower" and "Borrowers" mean the parties named as such in this Agreement until one or more successors replace the Borrowers, and thereafter such successor(s).

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or Minneapolis, Minnesota are authorized or required by law to close.

     "Calculation Period" shall have the meaning assigned thereto in Section 6.02(i).

     "Certification Date" shall have the meaning assigned thereto in Section 6.02(i).

     "Closing Date" means the date this Agreement is executed and delivered by each party hereto.

     "Co-Investment Agreement" shall mean that certain Co-Investment Agreement between Lender and NRG Generating (U.S.) Inc. (now known as Cogeneration Corporation of America) dated as of April 30, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Cogen Entity" and "Cogen Entities" means, individually or collectively, as the context may require, CogenAmerica, OLAC Holding and OLAC.

     "Collateral" shall mean all assets of OLAC, OLAC Holding and CogenAmerica in which the Lender is granted a security interest or other Lien under the Security Documents.

     "Credit Documents" means the collective reference to this Agreement, the Note, the Stock Purchase Agreement, the Guaranty and the Security Documents.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Distribution Payment Date" shall have the meaning assigned thereto in
Section 6.02(i).

     "Distributions" shall mean dividends or other payments of any kind, whether in cash, in kind, or in securities or other property.

     "Dollars" and "$" means dollars in lawful currency of the United States of America.

     "Earnest Money Note" shall mean that certain Promissory Note dated September 10, 1998, made payable by CogenAmerica to the Lender in the original principal amount of $2,500,000.

     "Environmental Approval" shall have the meaning assigned thereto in
Section 5(u)(ii).

     "Environmental Claim" shall have the meaning assigned thereto in Section 5(u).

     "Environmental Laws" shall have the meaning assigned thereto in Section
5(u).

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means a trade or business (whether or not incorporated) which is under common control with any of the Cogen Entities within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

     "Event of Default" shall have the meaning assigned thereto in Section
7.01.

     "Existing NRG Loan" shall mean the loan previously extended by the Lender to CogenAmerica and NRGG Funding, Inc. pursuant to that certain loan agreement dated as of December 10, 1997 by and among such parties (the "Existing NRG Loan Agreement.")

     "Funding Date" means the date not later than the closing date for the purchase and sale of stock under the Stock Purchase Agreement, upon which the Borrowers shall request that the Loan be made available.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Good Faith Contest" means the contest of an item if the item is diligently contested in good faith by appropriate proceedings timely instituted and (i) adequate cash reserves (or at the applicable entity's option, bonds or other security reasonably satisfactory to the Lender) are established with respect to the contested item, and (ii) during the period of such contest, the enforcement of any contested item is effectively stayed.

     "Governmental Authority" means the United States Federal Government, any state or other political subdivision thereof, including any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

     "Guarantor" means the party named as such in the opening paragraph of this Agreement.

     "Guaranty" shall have the meaning assigned to such term in Section 3.01(c) hereof.

     "Highest Lawful Rate" shall have the meaning assigned thereto in Section 9.09.

     "Indemnified Liabilities" shall have the meaning assigned thereto in
Section 9.04.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases,
(vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; PROVIDED that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent such indebtedness is guaranteed by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and PROVIDED FURTHER that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables; PROVIDED, HOWEVER, in the case of the CogenAmerica, "Indebtedness" shall not include (i) any Lien granted by the CogenAmerica on any equity interest of CogenAmerica in any of its Subsidiaries (other than OLAC or OLAC Holding) as security for any debt of such Subsidiary in respect of any energy project acquired or developed after the date hereof or any debt with respect to such Subsidiary's project or project owner in respect of any such project, or (ii) subject to the limitations set forth herein, any equity funding commitment made or guaranteed by CogenAmerica regardless of whether such equity funding commitment is assigned or otherwise pledged as security for any debt of any Subsidiary in respect of any energy project acquired or developed after the date hereof or any debt with respect to such Subsidiary's project or project owner in respect of any energy project acquired or developed after the date hereof. For purposes of calculating the amount of any Indebtedness hereunder, there shall be no double-counting of direct obligations, guarantees and reimbursement obligations for letter of credit.

     "Interest Payment Date" means each principal reduction date set forth on Schedule B hereto, and, for periods after the last date reflected thereon, the last day of each calendar quarter.

     "Investments" in any Person means (i) any loan, extension of credit or advance to such Person, (ii) any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, or (iii) any capital contribution to such Person.

     "Lender" means the party named in this Agreement until one or more successors replace it, and thereafter means the successor or successors.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, a mandatory deposit arrangement with any party owning indebtedness of any Cogen Entity, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect at any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law.

     "Loan" shall have the meaning assigned thereto in Section 2.01.

     "Material Adverse Effect" means a material adverse effect on (i) the ability of any Cogen Entity to perform its obligations to the Lender under this Agreement, the Note or any of the Credit Documents to which it is a party or (ii) the business, property, assets, liabilities, operations or condition (financial or otherwise) of any Cogen Entity and their respective Subsidiaries, taken as a whole.

     "Material Governmental Approvals" means all Governmental Approvals which are required under applicable law in connection with the operation, maintenance, ownership or leasing of the facility other than such Governmental Approvals as are immaterial in nature.

     "Maturity Date" shall have the meaning assigned thereto in Section 2.04.

     "MCPC Facility" shall have the meaning assigned thereto in the first recital hereto.

     "MeesPierson Credit Agreement" shall have the meaning assigned thereto in Section 8.01 hereof.

     "MeesPierson Lenders" shall have the meaning assigned thereto in Section
8.01 hereof.

     "MeesPierson Obligations" shall have the meaning assigned thereto in
Section 8.01 hereof.

     "MeesPierson Waiver" shall mean that certain waiver letter issued by MeesPierson Capital Corp to CogenAmerica dated August 14, 1998 and acknowledged and agreed to by CogenAmerica and O'Brien (Philadelphia) Cogeneration Inc. relating to certain potential events of default under the MeesPierson Credit Agreement, a true and correct copy of which waiver is attached hereto as Exhibit B.

     "Note" means the joint and several Note of the Borrowers substantially in the form attached hereto as Exhibit A.

     "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of any of the Cogen Entities from time to time owing to the Lender under this Agreement and/or any other Credit Documents, each whether now existing or hereafter incurred, each whether direct or indirect, contingent or liquidated, owed jointly, severally or jointly and severally, and including, without limitation, (i) all principal, interest and fees due hereunder or thereunder, (ii) any amounts (including, without limitation, insurance premiums, licensing fees, recording and filing fees and taxes) which the Lender expends on behalf of either Borrower because such Borrower fails to make such payment require under the terms of any Credit Documents, and (iii) all amounts required to by paid under any indemnification or similar provision.

     "Permitted Liens" means any Liens that are: (a) Liens for taxes, or other governmental levies and assessments that (i) do not arise under ERISA or Environmental Laws and (ii) are not yet due or which are subject to a Good Faith Contest; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not past due for a period of more than ninety (90) days or which are subject to Good Faith Contest; (c) pledges or deposits in connection with workmen's compensation unemployment insurance and other social security legislation; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions (including landmarking and zoning restrictions, royalties, leasehold and fee interest covenants and other similar encumbrances incurred or imposed in the ordinary course of business which are not of the nature of a Lien for security purposes and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of either Borrower; (f) liens for purchase money obligations permitted by Section 6.02(c) hereof, provided that any such lien encumbers only the asset so purchased; (g) liens arising from legal proceedings, as long as such proceedings are being contested in a Good Faith Contest and so long as execution is stayed on all judgments resulting from any such proceedings; (h) liens arising on the title insurance policies to be delivered in connection with the MeesPierson Credit Agreement; (i) liens securing permitted secured indebtedness of CogenAmerica as permitted under this Agreement, including without limitation pledges by CogenAmerica of its equity interest in any Subsidiary (other than OLAC

Holding or OLAC) or in any electrical cogeneration project(s) (other than the MCPC Facility) hereafter owned and/or operated, in whole or in part, by CogenAmerica or any Subsidiary of CogenAmerica (other than OLAC or OLAC Holding) as security for such indebtedness; and (j) any Liens in favor of the Lender, including, without limitation, the Lien on the shares of stock of O'Brien Schuykill owned by CogenAmerica pursuant to that certain NRG Subordinated Stock Pledge Agreement dated as of March 1, 1996 among the Lender, CogenAmerica, O'Brien Schuykill and The Chase Manhattan Bank.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agent or political subdivision thereof or any other entity.

     "Plan" means any employee benefit plan covered by Title IV of ERISA.

     "Pledge Agreements" shall have the meaning assigned thereto in Section 3.01(b).

     "Pledged Stock" means the capital stock and other ownership interests of OLAC and OLAC Holding respectively pledged to the Lender by the Borrowers pursuant to the Pledge Agreements.

     "Prime Rate" shall mean at the time any determination thereof is to be made, the fluctuating interest rate per annum announced from time to time by The Chase Manhattan Bank, New York, New York, as its "Prime Rate" (or, if otherwise denominated, such bank's reference rate for interest rate calculations on general commercial loans), which rate is not necessarily the lowest or best rate which such bank may at any time and from time to time charge any of its customers.

     "Project Agreement" means any agreements, contracts or leases of any kind whatsoever pursuant to which OLAC is entitled directly, indirectly, by assignment or otherwise to receive payments in respect of the MCPC Facility or has granted any interest therein to any Person, and shall further mean, any of (a) that certain Electrical Interconnection and Wheeling Agreement dated July 21, 1989, between Public Service Company of Oklahoma and Mid-Continent Power Corporation, (b) Natural Gas Sales Agreement dated October 31, 1997, between Natural Gas Clearinghouse and Mid-Continent Power Company, L.L.C., and (c) any future agreements or contracts in replacement thereof or of a similar nature thereto, all of the foregoing as heretofore and hereafter amended.

     "Projected EBIDA" shall mean for the Calculation Period, the projected after-tax net income of OLAC, plus projected interest expense, depreciation, amortization and other noncash charges for such period, all as determined in accordance with GAAP, consistently applied; PROVIDED that (i) such calculation shall assume the timely payment of all scheduled crises and other obligations of OLAC, and (ii) the projected amount of after-tax net income shall further assume and be reduced by the making of adequate reserves for anticipated maintenance expenses of the MCPC Facility during the twelve (12) month period commencing on the Certification Date.

     "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended from time to time, and all rules and regulations adopted thereunder.

     "Register" shall have the meaning assigned thereto in Section 2.11(b).

     "Security Documents" shall have the meaning assigned in Section 3.01(b).

     "Stock Purchase Agreement" shall have the meaning ascribed thereto in the first recital hereto.

     "Stock Purchase Letter Supplement" Stock Purchase Letter Supplement shall have the meaning ascribed thereto in the first recital hereto.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

     "Uniform Commercial Code" means the Minnesota Uniform Commercial Code as in effect from time to time.

     SECTION 1.02. RULES OF CONSTRUCTION. Unless the context otherwise requires:

     a term has the meaning assigned to it;

     "or" is not exclusive;

     "including" means including without limitation;

     words in the singular include the plural and words in the plural include the singular;

     unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto; and

     the words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, Section, schedule and exhibit references are to this Agreement unless otherwise specified.


                                     ARTICLE 2

                                        LOAN

     SECTION 2.01. LOAN. Subject to the terms and conditions hereof, the Lender agrees to make a loan in Dollars to the Borrowers on the Funding Date, in an aggregate principal amount of $23,947,140 (if drawn upon, the "Loan").

     SECTION 2.02. USE OF PROCEEDS; MANNER OF FUNDING. The proceeds of the Loan shall be used exclusively to refinance and satisfy in full the outstanding indebtedness owing under the Earnest Money Note and to make payments to Lender in accordance with and in satisfaction of the obligations of CogenAmerica under the Stock Purchase Agreement. The proceeds of the Loan shall be transferred directly to an account of Lender pursuant to Section 2.07.

     SECTION 2.03. DEEMED BORROWING. If any amount becomes due and owing under the Stock Purchase Agreement, the Lender may elect, in its sole discretion, to fund the Loan in the manner contemplated by Section 2.02, without receiving a notice of borrowing pursuant to Section 2.07. In such cases, notice of borrowing shall be deemed to have been given in advance of the closing date under the Stock Purchase Agreement. Such a deemed borrowing shall be in addition to and shall not affect the remedies of the Lender hereunder, or under the other Credit Documents or the remedies of Lender under the Stock Purchase Agreement.

     SECTION 2.04. MATURITY. The Loan will mature on the date that is six years following the Funding Date (the "Maturity Date").

     SECTION 2.05.  OPTIONAL AND MANDATORY PREPAYMENTS; REPAYMENTS OF LOAN.

     (a) The Borrowers may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon at least five days irrevocable notice to the Lender. If such notice is given, the Borrowers shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein.

     (b) The Borrowers shall pay, in reduction of the principal amount of the Loan then outstanding, the principal amounts set forth on the amortization schedule attached hereto as Exhibit C (the "Amortization Schedule") on the dates specified on the Amortization Schedule.

     (c) The Note shall be subject to mandatory prepayment as contemplated by Section 2.5(iv) of the Co-Investment Agreement.

     (d) Accrued interest on the amount of any prepayments shall be paid on the date of such date of prepayment.

     SECTION 2.06.  INTEREST RATE AND PAYMENT DATES.

     The Loan shall bear interest for the period from and including the date the Loan is made to, but excluding, the Maturity Date thereof on the unpaid principal thereof at a rate per annum equal to the Base Rate.

     If all or a portion of (i) the principal amount of the Loan or (ii) any interest payable thereon shall not be paid when due, whether at the stated maturity (including, without limitation, amortization payments as required by Section 2.05(b)), by acceleration or otherwise, the Loan shall, without limiting the rights of the Lender under Article 7, bear interest at a rate per annum which is 2.00% above the Base Rate from the date of such non-payment until paid in full (as well after as before judgment).

     Interest shall be payable in arrears on each Interest Payment Date.

     SECTION 2.07. NOTICE OF LOAN. The Loan shall be made upon written notice, by way of a notice of borrowing executed by an officer of each of the Borrowers, given by telecopy, mail, or personal service, delivered to the Lender at its office at 1221 Nicollet Mall, Minneapolis, Minnesota (Attn:
Treasurer) at least three Business Days prior to the day on which the Loan to be made and such notice shall specify that the Loan is requested and state the amount thereof (subject to the provisions of this Article 2) and shall specify that the proceeds of the Loan shall be deposited by the Lender into such account of Lender as Lender selects.

     SECTION 2.08. COMPUTATION OF INTEREST AND FEES. Interest in respect of the Loan shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.

     SECTION 2.09.  TREATMENT OF PAYMENTS.

     Whenever any payment received by the Lender under this Agreement or the
Note is insufficient to pay in full all amounts then due and payable to the Lender under this Agreement or the Note, such payment shall be applied by the Lender in the following order: FIRST, to the payment of fees, expenses and other amounts due and payable to the Lender under and in connection with this Agreement and the other Credit Documents, including the payment of all expenses due and payable under Section 9.04 hereof, but excluding interest and principal on the Loan; SECOND, to the payment of interest then due and payable on the Loan; and THIRD, to the payment of the principal amount of the Loan which is then due and payable.

     All payments (including prepayments) to be made by the Borrowers on account of principal, interest, fees and other Obligations shall be made without set-off or counterclaim and shall be made to the Lender, for the account of the Lender at its office located at 1221 Nicollet Mall, Minneapolis, Minnesota (or by wire transfer to: LaSalle National Bank, Chicago, Illinois; ABA No.: 071-000-505; Account No.: 5800-07-6852;
Recipient: NRG Energy, Inc.), in lawful money of the United States of America and in immediately available funds. If any payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     SECTION 2.10. INDEMNITY. The Borrowers agree jointly and severally to indemnify the Lender and to hold the Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest and excluding lost profits; PROVIDED, for the avoidance of doubt that interest and/or default interest accruing prior to payment in full of the Loan shall not be deemed to be "lost profits") which the Lender may sustain or incur as a consequence of default by the Borrowers in making any prepayment after Borrowers have given a notice in accordance with Section 2.05. Any amounts payable hereunder shall be due within thirty (30) days following receipt by the Borrowers of a certificate signed by an officer of the Lender showing in reasonable detail the calculation of such costs and expenses, which certificate shall constitute prima facie evidence of such amounts. This covenant shall survive termination of this Agreement and repayment of the Loan; PROVIDED, that the Borrowers shall not be liable to the Lender for any costs or expense incurred more than ninety (90) days prior to the delivery of the applicable certificate pursuant to this Section 2.10.

     SECTION 2.11.  REPAYMENT OF THE LOAN; EVIDENCE OF DEBT.

     Each Borrower hereby jointly and severally, and unconditionally promises to pay to the Lender the then unpaid principal amount of the Loan, interest thereon and all other Obligations in accordance with the terms hereof, the terms of the Note, and the terms of the other Credit Documents, as applicable; and each of the undersigned is primarily liable for all such Obligations as co-maker; and neither is merely an "accommodation party." Each Borrower hereby waives all defenses based upon the status of an accommodation party. Each Borrower hereby further agrees, jointly and severally and unconditionally, to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

     The Lender shall maintain a Register (the "Register") in which shall be recorded (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from Borrowers.

     The entries made in the Register to the extent permitted by applicable law, shall be PRIMA FACIE evidence of the existence and amounts of the obligations of Borrowers therein recorded; PROVIDED, HOWEVER that the failure of the Lender to maintain the Register, or any error therein, shall not in any manner affect the obligation of Borrowers to repay (with applicable interest) the Loan made to Borrowers by the Lender in accordance with the terms of this Agreement.

     SECTION 2.12.  PURCHASE PRICE/NOTE ADJUSTMENT.

     The Lender and Borrower acknowledge and agree that the "Purchase Price" for the acquisition of the equity interests of OLAC under the Stock Purchase Agreement and the Note shall be subject to adjustment in accordance with the terms set forth in the Stock Purchase Letter Supplement.

                                     ARTICLE 3

                                CONDITIONS PRECEDENT

     SECTION 3.01. CONDITIONS TO LOAN. The obligation of the Lender to make the Loan on the Funding Date is subject to the satisfaction, or waiver by the Lender, immediately prior to or concurrently with the making of the Loan, of the following conditions:

     (a) NOTE. The Lender shall have received the Note conforming to the requirements hereof and executed by a duly authorized officer of each Borrower.

     (b) SECURITY DOCUMENTS. The Lender shall have received the Pledge Agreements dated as of even date herewith respectively entered into by CogenAmerica and OLAC Holding, as pledgors, in favor of the Lender (the "Pledge Agreements"), and the other documents, instruments and agreements referenced therein or to be delivered in connection therewith (the Pledge Agreements, and all such documents, instruments and agreements being collectively referred to as the "Security Documents") conforming to the requirements hereof or the Security Documents, executed by a duly authorized officer of each Cogen Entity, as applicable, and otherwise in form and substance acceptable to the Lender.

     (c) GUARANTY. The Lender shall have received a guaranty dated as of even date herewith, duly executed and delivered by OLAC, in form and substance acceptable to the Lender.

     (d) LIEN SEARCHES. The Lender shall have received UCC and state and federal tax lien searches with respect to each of the Cogen Entities from all applicable filing offices in the States of Delaware, Minnesota and Oklahoma.

     (e) OPINION OF COUNSEL. The Lender shall have received the opinion of counsel to the Cogen Entities in form and substance satisfactory to the Lender.

     (f) PURCHASE. CogenAmerica and OLAC Holding shall have consummated the Purchase of the stock of OLAC in accordance with the Stock Purchase Agreement.

     (g) REPRESENTATIONS TRUE; NO DEFAULT. Each representation and warranty of each of the Cogen Entities hereunder and under the Pledge Agreements and the other Credit Documents, which shall be affirmed pursuant to officers certificates of the Chief Executive and Chief Financial Officers of each of the Cogen Entities as of the Funding Date, shall continue to be accurate and complete in all material respects and no Default or Event of Default shall have occurred hereunder.

     (h) FEES AND EXPENSES. The Borrowers shall have paid to the Lender the fees and expenses set forth in Section 9.04.

     (i) CORPORATE AUTHORIZATIONS. Each of the Cogen Entities shall deliver to the Lender a copy of the duly adopted Board of Director resolutions of each of such entities authorizing the transactions contemplated by the Stock Purchase Agreement and the other Credit Documents, and which resolutions shall otherwise be in form and substance acceptable to the Lender, each duly certified as true and correct as of the Funding Date by the corporate secretary of each of the

Cogen Entities, as applicable, and accompanied by (a) certified copies of their respective organizational documents and (b) certificates of good standing from their respective states of incorporation and from each state in which they qualified to do business (provided that with respect to CogenAmerica, such certificates only from the states of Delaware and Minnesota and as to OLAC from the States of Delaware and Oklahoma).

                                ARTICLE 4

                            SECURITY INTEREST

     To secure the Obligations of the Borrowers hereunder and the other obligations described therein, CogenAmerica and OLAC Holding have executed the Pledge Agreements and the other Security Documents granting the Lender a first priority Lien in all of the Collateral, as applicable.

                                ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loan available, each Cogen Entity hereby represents and warrants to the Lender (which representations and warranties shall survive the execution and delivery of this Agreement and the Note and the drawdown of the Loan hereunder) that, as of the Funding Date:

     (a) DUE ORGANIZATION AND POWER. Each Cogen Entity is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is properly qualified to do business and in good standing in every jurisdiction where the failure to maintain such qualification or good standing could reasonably be expected to result in a Material Adverse Effect. Each Cogen Entity has full power to carry on its business as now being conducted and has complied with all statutory, regulatory and other requirements relative to such business and such agreements, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect. Each Cogen Entity has full power and authority to enter into and perform its obligations under the Credit Documents to which it is a party.

     (b) CAPITALIZATION. The authorized capital stock or other equity interests of OLAC and OLAC Holding are held as set forth on Schedule 5(b) and except as set forth thereon, no other shares of the capital stock or other equity interests of either OLAC or OLAC Holding are issued and outstanding. All of the issued and outstanding shares of capital stock of OLAC and OLAC Holding are duly authorized and validly issued, fully paid, nonassessable, and free and clear of all Liens (other than Permitted Liens), and such shares were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of shares of capital stock or other securities or equity interests of OLAC or OLAC Holding. CogenAmerica is the sole owner of

100% of the outstanding equity interests of OLAC Holding, and OLAC Holding is the owner of 100% of the outstanding equity interests of OLAC, each free and clear of all Liens.

     (c) AUTHORIZATION AND CONSENTS. All necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Cogen Entity to enter into and perform its respective obligations under the Credit Documents to which it is a party and to borrow and repay the Loan. No further consents or authorities are necessary for the repayment of the Loan or any part thereof, including, without limitation, any consent or approval of, or notice to, or other action with or by, any Governmental Authority, regulatory body or any other Person which has not been made or obtained and is in full force and effect.

     (d) BINDING OBLIGATIONS. Each Credit Document constitutes or when executed and delivered, will constitute the legal, valid and binding obligations of each Cogen Entity to the extent it is a party, enforceable against such parties in accordance with their respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights.

     (e) NO VIOLATION. The execution and delivery of, and the performance of the provisions of, each Credit Document to which it is or will be a party by each Cogen Entity do not contravene any applicable law or regulation existing at the date hereof, any Governmental Approval or any contractual restriction binding on such party or the certificate of incorporation or by-laws (or equivalent instruments) thereof.

     (f) LITIGATION. Except as set forth on Schedule 5(f), no action, suit or proceeding is pending or, to any Cogen Entity's knowledge, threatened against any Cogen Entity before any court, board of arbitration or administrative agency which could reasonably be expected to result in any Material Adverse Effect. There is no injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator or other Governmental Authority directing that any material aspect of the transactions provided for in this Agreement not be consummated as herein or therein provided.

     (g) NO DEFAULT. None of the Cogen Entities is in default under any material agreement by which it is bound, or is in default in respect of any financial commitment or obligation, in either case the default of which could reasonably be expected to result in a Material Adverse Effect.

     (h)  PROJECT AGREEMENTS.  Upon the Funding Date:

          (i) Each Material Governmental Approval required in connection with the MCPC Facility has been obtained, is validly issued, is in full force and effect, is not subject to appeal by any Person, and, to the knowledge of the Cogen Entities, is free from conditions or requirements compliance with which could reasonably be expected to result in a Material Adverse Effect.

                 There is no proceeding pending or, to the knowledge of Cogen Entities, threatened which is reasonably likely to result in the rescission, revocation, material modification, suspension, determination of invalidity or limitation of effectiveness of any Material Governmental Approval. To the knowledge of the Cogen Entities, the information set forth in each application and other written material submitted by or on behalf of any of the Cogen Entities to the applicable Governmental Authority in connection with such Material Governmental Approval was accurate and complete in all material respects at the time such application or other written material was submitted.
                 Each of the Cogen Entities complies in all material respects with all covenants, conditions, restrictions and reservations in the Material Governmental Approvals relating to the MCPC Facility and the Project Agreements applicable thereto and all laws applicable thereto, except to the extent any noncompliance could not reasonably be expected to result in a Material Adverse Effect;

          (ii) Each Project Agreement is a legal, valid and binding agreement enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights and subject to general equitable principles;

          (iii) All representations and warranties set forth in each Project Agreement by OLAC or its predecessors which is a party thereto are true and correct in all material respects (the determination of such material truth and correctness to be made by the Lender in good faith) as though made as of the date hereof, except to the extent any such representation or warranty relates to a prior date; and

          (iv) The facilities of OLAC will be able to be operated on a safe and commercially sound basis in compliance with all Governmental Approvals and applicable Project Agreements and laws, so that the performance and facility guarantees and specifications provided for in the applicable Project Agreements and Governmental Approvals can be substantially met during the term of this Agreement and OLAC can duly and punctually meet its obligations under the applicable Project Agreements and Governmental Approvals in accordance with the terms thereof, except to the extent any inadvertent noncompliance with such Governmental Approvals and Project Agreements could not reasonably be expected to have a Material Adverse Effect; provided, however, that such inadvertent noncompliance must be remedied or cured within 30 days of OLAC obtaining knowledge thereof. OLAC has adequate inventories and spare parts to operate the MCPC Facility in accordance with the Project Agreements, Governmental Approvals and applicable law.

     (i) INSURANCE. Schedule 5(i) (which shall be updated by the Cogen Entities and provided to the Lender not less often than annually) sets forth a complete and accurate description of all material policies of insurance that will be in effect as of the Funding Date with respect to the MCPC Facility. To the knowledge of the Cogen Entities, such policies are with companies rated "A-" or better by Best's Insurance Guide and Key Rating or other insurance companies of recognized responsibility satisfactory to the Lender and the coverages provided by such policies are in amounts and cover such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which OLAC operates.

     (j) FINANCIAL INFORMATION. Except as otherwise disclosed in writing to the Lender on or prior to the date hereof, all financial statements, information and other data furnished by any of the Cogen Entities to the Lender are complete and correct, such financial statements have been prepared in accordance with GAAP (except, in the case of interim financial statements, for the absence of footnotes) and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements and since such date or dates, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

     (k) TAX RETURNS. Each Cogen Entity has filed all material tax returns required to be filed thereby and has paid all taxes payable thereby which have become due, other than those not yet delinquent or the nonpayment of which would not have a Material Adverse Effect on such Party and except for those taxes the amount or validity of which is currently being contested in a Good Faith Contest.

     (l) ERISA. The execution and delivery of the Credit Documents and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any Cogen Entity or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies hereto which is reasonably likely to result in such party or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a Material Adverse Effect. Prior to the Funding Date, the Cogen Entities have delivered to the Lender a list of all Plans to which any Cogen Entity or any ERISA Affiliate is a "party in interest" (within the meaning of Section 2(14) of ERISA) or a "disqualified person" (within the meaning of
Section 4975(e)(2) of the Code).

     (m) MARGIN REGULATIONS. None of the Cogen Entities is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used in a manner which would violate or result in a violation of, such Regulation, G, T, U, or X.

     (n) INVESTMENT COMPANY ACT. None of the Cogen Entities is an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (o) SECURITY INTERESTS. Except for the consents set forth on Schedule 5(o), no consents are required to create a first priority perfected Lien in any of the Collateral under and as described in the Security Documents, and the Liens created in favor of the Lender under the Security Documents are valid and perfected, first priority Liens (subject only to Permitted Liens) superior and prior to the rights of all Persons (except those rights of the holders of Permitted Liens), whether the property subject to the security interests is now owned by the party granting such security interest or is hereafter acquired.
The Security Documents (including Uniform Commercial Code financing statements) have been filed, recorded and/or registered in each office and in each jurisdiction where required to create and perfect the lien and security interest described above. The chief executive office and chief place of business of each of Cogen Entity and the office in which the records relating to the earnings and other receivables of each such party are kept is located, as of the date hereof, at the locations set forth on Schedule 5(o) for such party. Such locations are the sole offices or places of business maintained by each such party as of the date hereof. To the knowledge of the Cogen Entities, no such party has transacted any business during the five year period prior to the date of this Agreement under any name other than those set forth on Schedule 5(o).

     (p) BUSINESS OF PROJECT ENTITIES. Neither OLAC Holding nor OLAC has engaged in any business other than the operation of the MCPC Facility nor is any such party a party to any contract, operating lease, agreement or commitment which, either individually, or in the aggregate is material to the operation of the MCPC Facility other than the Project Agreements applicable thereto.

     (q) QUALIFYING COGENERATION MCPC FACILITY STATUS. All necessary filings have been made to establish and maintain "qualifying facility" status under PURPA for the MCPC Facility, provided that the Cogen Entities will promptly file a recertification certificate with the Federal Energy Regulatory Commission.
The MCPC Facility is owned and will be operated in the manner contemplated by the certificate conferring upon it "qualifying facility" status.

     (r) TITLE TO AND SUFFICIENCY OF ASSETS. Except as set forth on Schedule 5(r), CogenAmerica had good, valid and sufficient title to the Pledged Stock of OLAC Holding and each of OLAC Holding and OLAC has good, valid and sufficient title to its assets and properties and as to each of such Cogen Entities, such Pledged Stock, assets and properties are free and clear of all liens other than Permitted Liens of OLAC Holding and OLAC. Each Cogen Entity has good, marketable, indefeasible and insurable title in fee simple (or its equivalent under applicable law) to the real property owned by it. None of the real property owned or leased by any Cogen Entity is located within any federal, state or municipal flood plain. All leases necessary for the conduct of the business of each Cogen Entity as presently conducted and as proposed to be conducted are valid and subsisting and are in full force and effect. Each Cogen Entity enjoys peaceful and undisturbed possession under all material leases to which they are parties. The services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to OLAC pursuant to the Project Agreements and Governmental Approvals applicable thereto provide or will provide such party with all rights and property interests required to enable such party to obtain all services, materials or rights (including access) required for the operation and maintenance of the MCPC Facility, including such party's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations under such Project Agreements and Governmental Approvals.

     (s) LABOR MATTERS. There are no strikes or other material labor disputes or grievances, charges or complaints with respect to any employee or group of employees pending or, to the knowledge of any Cogen Entity, threatened against any Cogen Entity.

     (t) TRANSACTIONS WITH AFFILIATES. Set forth on Schedule 5(t) is a true, accurate and complete description of all transactions between or among OLAC and OLAC Holding and between or among each of them and any Affiliate of any such party (other than the Lender) which required or which will require in the case of OLAC or OLAC Holding the payment by such party of an aggregate amount equal to or greater than $100,000 during any twelve-month period.

     (u)  ENVIRONMENTAL MATTERS AND CLAIMS.

          (i) OLAC is in compliance with all applicable United States federal, state and local laws, regulations, rules and orders relating to pollution prevention or protection of the environment or exposure to Materials of Environmental Concern (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, rules and orders (collectively, the "Environmental Laws") relating to (A) emissions, discharges, releases or threatened releases of substances defined as "hazardous substances," "hazardous materials," "contaminants," "pollutants," "hazardous wastes" or "toxic substances" in (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.
                 Section 9601 ET SEQ., (2) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ., (3) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., (4) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ., (5) the Clean Air Act, 33 U.S.C. Section 7401 ET SEQ., (6) the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ. or (7) the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ. (collectively, "Materials of Environmental Concern"), or (B) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, all except to the extent the failure to comply with Environmental Laws could not reasonably be expected to have a Material Adverse Effect;

          (ii) OLAC has all permits, licenses, approvals, consents or other authorizations required under applicable Environmental Laws (collectively, the "Environmental Approvals") and is in compliance with all Environmental Approvals required to operate its business as then being conducted, all except to the extent the failure to maintain or comply with an Environmental Approval could not reasonably be expected to have a Material Adverse Effect;

          (iii) OLAC has not received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (A) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval, and in each case which could reasonably be expected to have Material Adverse Effect ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by OLAC in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles));

          (iv) there are no circumstances that may prevent or interfere with such compliance in the future, except to the extent the same could not reasonably be expected to have a Material Adverse Effect;

          (v) no Materials of Environmental Concern are currently located at, in, or under or about or are being released from any of the properties on which the MCPC Facility is located (or any other property with respect to which any of OLAC has or may have liability either contractually or by operation of law) in a manner which violates any applicable Environmental Law, or for which cleanup or corrective action of any kind is required under any applicable Environmental Law where such violation, cleanup or corrective action could reasonably be expected to have a Material Adverse Effect; and

          (vi) no notice of violation, Lien, complaint, suit, order or other notice with respect to the environmental condition of any of the properties on which the MCPC Facility is located (or any other property with respect to which

                 OLAC has or may have liability either contractually or by operation of law) is outstanding or, to such Person's knowledge, threatened against any such party which could reasonably be expected to result in a Material Adverse Effect.

     (v) THIRD PARTY FINANCING EFFORTS. The Borrowers have made good faith and reasonable efforts to obtain third party financing of the purchase price for the MCPC Facility under the Stock Purchase Agreement on terms comparable to those provided under this Loan Agreement and the related Credit Documents; such financing has been requested from at least three independent sources; and the Borrowers have been unable to obtain said financing on such comparable terms.

     (w) DUE DILIGENCE. In connection with the transactions contemplated by the Stock Purchase Agreement and the Credit Documents, CogenAmerica has conducted reasonably prudent due diligence under the circumstances of such transactions.

     To the extent the representations and warranties in this Article 5 specifically relating to

     (i) the MCPC Facility, including those concerning the Project Agreements or Environmental Approvals, Environmental Claims or Environmental Laws specifically relating to the MCPC Facility, or

     (ii) the assets and properties of OLAC

are untrue or incorrect as of the Funding Date due to facts, circumstances, conditions or events that existed on or occurred prior to the date hereof, and as of the date hereof,

          (A) none of the Cogen Entities was aware of such facts, circumstances, conditions or events, and

          (B) the Lender knew or reasonably should have known of such facts, circumstances, conditions or events,

the same shall not be considered to be, and shall not be, a breach of representation or warranty or of the Agreement.

                                     ARTICLE 6

                                     COVENANTS

     Each of the Cogen Entities hereby jointly and severally covenant and undertake with the Lender that, from the date hereof and so long as any Obligations are owing:

     SECTION 6.01.  Each of the Cogen Entities will:

     (a) PERFORMANCE OF CREDIT DOCUMENTS. Duly perform and observe, and procure the observance and performance by all parties thereto (other than the Lender) of the terms of the Credit Documents;

     (b) NOTICE OF DEFAULT, ETC. Promptly upon obtaining knowledge thereof (and in any event within ten (10) days thereof), inform the Lender of the occurrence of (i) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (ii) any litigation or governmental proceeding pending or threatened against it or against any Affiliate of any Cogen Entity which could reasonably be expected to have a Material Adverse Effect, and (iii) any other event or condition which is reasonably likely to have a Material Adverse Effect on its ability to perform its obligations under the Credit Documents;

     (c) OBTAIN CONSENTS. Obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all obligations of each Cogen Entity under the Credit Documents;

     (d) FINANCIAL INFORMATION. At the expense of the Cogen Entities, deliver to the Lender:

          (i) as soon as available but not later than 105 days after the end of each fiscal year of the Cogen Entities complete copies of the consolidated financial reports of the Cogen Entities, all in reasonable detail, which shall include at least the consolidated balance sheet of such entity and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports, certified without qualification, and shall be prepared by an accounting firm reasonably acceptable to the Lender;

          (ii) as soon as available but not less than 60 days after the end of each of the first three quarters of each fiscal year of the Cogen Entities, a quarterly interim consolidated balance sheet of the Cogen Entities and their Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of CogenAmerica;

          (iii) within 30 days of the filing thereof, copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which any Cogen Entity shall have filed with the Securities and Exchange Commission or any similar governmental authority;

          (iv) promptly upon the mailing thereof to the shareholders of any Cogen Entity, copies of all financial statements, reports, proxy statements and other communications provided to the shareholders of any Cogen Entity; and

          (v) such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), operating logs for the MCPC Facility, lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to the business of any Cogen Entity as the Lender may from time to time reasonably request, certified to be true and complete by the chief financial officer of CogenAmerica;

     (e)  CORPORATE EXISTENCE.  Do or cause to be done all things necessary to:
(a) preserve and keep in full force and effect its corporate existence; and (b) preserve and keep in full force and effect all licenses, franchises, permits and assets necessary to the conduct of its business, except, in the case of clause
(b) only, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

     (f) BOOKS AND RECORDS. Keep proper and accurate books of record and account in accordance with GAAP;

     (g) TAXES AND ASSESSMENTS. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

     (h) INSPECTION. Allow any representative or representatives designated by the Lender, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on the reasonable request thereof, to examine (at a location where normally kept) its books of account, records, reports and other papers and to discuss its affairs, finances and accounts with its officers, at reasonable times and upon reasonable prior notice;

     (i) COMPLIANCE WITH STATUTES, ETC. Do or cause to be done all things necessary to comply in all material respects with all material laws, and the rules and regulations thereunder, applicable to either Borrower, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

     (j) ENVIRONMENTAL MATTERS. Promptly upon the occurrence of any of the following conditions, provide to the Lender a certificate of an officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Affiliates:

          (i) its receipt or the receipt by OLAC of any written communication whatsoever that alleges that such person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect,

          (ii) knowledge by it that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a Material Adverse Effect, or

          (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that could form the basis of any Environmental Claim against it under applicable Environmental Law, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect; and upon the written request by the Lender, it will submit to the Lender at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

     (k) ERISA. Forthwith upon learning of the occurrence of any material liability of either Borrower or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal of any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which any Cogen Entity or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Lender written notice thereof;

     (l) MAINTENANCE OF PROPERTIES, ETC. Preserve and maintain good and marketable title to all of its properties and assets which are necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, subject to no Liens other than Permitted Liens and without limiting the foregoing, shall operate and maintain the MCPC Facility and all related improvements and equipment in accordance with good utility industry practices;

     (m)  [intentionally omitted];

     (n) PERFORMANCE OF PROJECT AGREEMENTS. Each Cogen Entity shall (i) perform and observe all of its covenants and agreements contained in the Governmental Approvals and any of the Project Agreements to which it is a party, unless the failure to perform or observe such covenants and agreements could not reasonably be expected to result in a Material Adverse Effect, (ii) preserve, protect and defend its rights contained in the Governmental Approvals and any of the Project Agreements to which it is a party, unless the failure to preserve, protect or defend such rights could not reasonably be expected to result in a Material Adverse Effect and (iii) maintain in full force and effect each of the Project Agreements to which it is a party and all contracts, permits and Governmental Approvals relating thereto which are necessary for the maintenance and operation of its facilities;

     (o) OPERATING LOGS. OLAC shall, at its sole cost and expense, (i) maintain daily operating logs showing, among other things, the electrical and steam output of its facilities and the fuel consumption of its facilities, (ii) keep maintenance and repair reports in sufficient detail to indicate the nature and date of all work done, (iii) maintain a current operating manual and complete set of plans, accounting records and specifications reflecting all alterations and (iv) maintain all other records, logs and other materials required by the relevant Project Agreements or any Governmental Approval;

     (p) MAINTENANCE OF INSURANCE. Maintain or cause to be maintained with insurance companies rated "A-" or better by Best's Insurance Guide and Key Ratings or other insurance companies of recognized responsibility reasonably satisfactory to the Lender, insurance in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which OLAC operates, and in any event the insurance coverages shall not be less than the insurance coverages set forth on Schedule 5(i) except with the prior written consent of the Lender, which will not be unreasonably withheld. The Cogen Entities shall, upon the request of the Lender, promptly provide a schedule indicating the policies maintained by each Cogen Entity, coverage limits of liability, effective dates of coverage, insurance carrier names and policy numbers. Within fourteen (14) days after the Funding Date, the Cogen Entities shall cause the Lender to be named as an "additional insured," and "certificate holder" with respect to all insurance policies of the Borrowers and the liability insurance of OLAC, and as "lender loss payee" and "mortgagee" on all applicable insurance policies in respect of OLAC and the MCPC Facility, for the account of the Lender. Evidence of payment of premiums for such insurance policies shall be delivered to the Lender at least thirty (30) days prior to the expiration thereof and such insurance policies shall be delivered to the Lender promptly upon its request therefor;

     (q)  USE OF PROCEEDS.  Use the proceeds of the Loan only as set forth in
Section 2.02;

     (r) ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS. Execute and deliver from time to time as reasonably requested by the Lender, at the expense of the Cogen Entities, such other documents in connection with the rights and remedies provided for by the Security Documents, as applicable, which are necessary to consummate the transactions contemplated therein. Each Cogen Entity shall, at its own expense, take all reasonable actions that have been or shall be requested by the Lender to establish, maintain, protect, perfect and continue the perfection of the security interests of the Lender created by the Security Documents including the execution of such instruments, and providing such other information as may be required to enable the Lender to effect any such action. Without limiting the generality of the foregoing, each Cogen Entity shall execute or cause to be executed and shall file or cause to be filed such financing statements, continuation statements, fixture filings, assignments, mortgages or deed of trust in all places necessary or advisable (in the opinion of counsel for the Lender) to establish, maintain and perfect such security interests and in all other places that the Lender shall reasonably request.

     SECTION 6.02. Each Cogen Entity shall not, and CogenAmerica shall not permit either OLAC Holding or OLAC (or any subsidiaries of OLAC Holding or OLAC) to, directly or indirectly, without the prior written consent of the Lender:

     (a) LIENS. Create, assume or permit to exist, any mortgage, pledge, lien, security interest, charge, or other encumbrance whatsoever upon the assets of OLAC and/or OLAC Holding (except for Permitted Liens) or upon the Collateral;

     (b) CAPITAL EXPENDITURES. Make any capital expenditures (excluding ordinary or scheduled maintenance) in any calendar year, exceeding $1,000,000 other than those funded by CogenAmerica and made to improve the MCPC Facility;

     (c) INDEBTEDNESS. Incur any Indebtedness except (i) Indebtedness existing as of the Closing Date, or (ii) so long as no Event of Default occurs and is continuing: (A) if non-recourse to each of the Cogen Entities, Indebtedness of any Subsidiary of the Borrowers (other than OLAC Holding and OLAC) which is formed after the Funding Date; (B) Indebtedness of Subsidiaries of the Borrowers (other than OLAC Holding and OLAC) of up to $1,000,000 during each calendar year; (C) unsecured Indebtedness of any Cogen Entity, if subordinated, pursuant to a subordination agreement, to the obligations of each of the Cogen Entities under the Credit Documents, the terms of any such Indebtedness to be acceptable to the Lender; (D) Indebtedness of any Subsidiary of any Cogen Entity (other than OLAC Holding and OLAC) if non-recourse to each of the Cogen Entities, under interest rate swap agreements to hedge interest rate exposure for permitted non-recourse financings; (E) Indebtedness owing by CogenAmerica under the MeesPierson Credit Agreement as in effect as of the date hereof; and (F) indebtedness, if any, owing by CogenAmerica under the Existing NRG Loan Agreement.

     (d) CHANGE IN BUSINESS. Materially change the nature of its business or commence any business materially different from its current business;

     (e) ISSUANCE, SALE OR PLEDGE OF SHARES. Issue any new shares of capital stock of, or other equity interest in, either OLAC Holding or OLAC, nor sell, assign, transfer, pledge or otherwise convey or dispose of any of the shares or direct or indirect interest (including by way of spin-off, installment sale or otherwise) of the capital stock of or other equity interests in either OLAC Holding or OLAC;

     (f) SALE OF ASSETS. Sell, or otherwise dispose of, the assets of either OLAC Holding or OLAC or any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole, except for sales and dispositions of obsolete, worn or replaced property not used or useful in a Borrower's or any Subsidiary's business;

     (g) CHANGES IN OFFICES OR NAMES. Change the location of the chief executive office of any Cogen Entity, the office of the chief place of business any such parties, the office of such parties in which the records relating to the earnings or insurances of or relating to the MCPC Facility are kept unless the Lender shall have received thirty (30) days prior written notice of such change;

     (h) FUNDAMENTAL CHANGES. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into any Cogen Entity or liquidate, windup or dissolve (or suffer any liquidation or dissolution of itself or discontinue its business or operations in any respect);

     (i) LIMITATION ON DIVIDENDS. Directly or indirectly declare or pay any dividend or make any Distribution on its capital stock or to members, as the case may be, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any ownership or other equity interest of either Borrower now or hereafter outstanding (or any options or rights issued with respect thereto), or set aside any funds for any of the foregoing purposes (except as otherwise contemplated by this Section 6.02(i)); PROVIDED, HOWEVER, that Distributions may be paid by OLAC to OLAC Holding, OLAC Holding to CogenAmerica and by CogenAmerica to its shareholders upon the satisfaction of the following conditions:

          (i) not less than thirty (30) days prior to the proposed date of payment of such Distribution (the "Distribution Payment Date"), each Cogen Entity shall have respectively delivered to the Lender a certificate (the date of such certificate hereinafter referred to as the "Certification Date") signed by the chief financial officer and chief executive officer of such Cogen Entity stating and demonstrating (with appropriate analysis and documentation attached thereto) that (A) at no time during the six (6) month period commencing on the Certification Date (the "Calculation Period") will the sum of the then unencumbered (and unreserved) cash of OLAC plus its Projected EBIDA for such Calculation Period be less than the sum of the scheduled principal and interest payments due on the Loan for the next two (2) Interest Payment Dates, and (B) no Default or Event of Default has occurred and is then continuing, and after giving effect to such proposed Distribution, no Default or Event of Default would occur or reasonably be anticipated to occur and/or be continuing; and

          (ii) the certifications set forth in the above-referenced certificates remain true and correct as of the Distribution Payment Date.

     Distributions may be made to CogenAmerica if the certificates contemplated above are delivered and no Default or Event of Default has occurred and is continuing as of the Distribution Payment Date;

     (j) AMENDMENT, TERMINATION, ETC. OF PROJECT AGREEMENTS. Terminate, cancel or suspend, or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to, any of the Project Agreements or Governmental Approvals. Each of the Cogen Entities shall not, directly or indirectly amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any of the Project Agreements without (i) first submitting to the Lender a copy of such proposed amendment, modification, supplement, waiver or consent and (ii) obtaining the express prior written consent of the Lender, PROVIDED that no such consent shall be required with respect to any proposed amendment, modification, supplement, waiver or consent (A) that does not pertain to the Project Agreements described in Schedule 6.020) and (B) if in the reasonable judgment of the Lender, such proposed amendment, modification, supplement, waiver or consent would not reasonably be expected to result in a Material Adverse Effect;

     (k)  FISCAL YEAR.  Change its fiscal year;

     (l) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except for transactions contemplated by the April 30, 1996 Management Services Agreement between CogenAmerica and the Lender, and other transactions entered into by CogenAmerica with any Affiliate (excluding OLAC Holding and OLAC) in the ordinary course of business and pursuant to the reasonable requirements of business and upon fair and reasonable terms no less favorable than would be obtained in an comparable arm's length transaction with a Person not an Affiliate; and

     (m) INVESTMENTS. Make any Investments other than Investments made by CogenAmerica when no Default or Event of Default exists hereunder or would be created thereby.

     (n) AMENDMENTS TO MEESPIERSON FINANCING. Make any amendment or modification to or take any other action under the MeesPierson Credit Agreement and related financing documents that would (a) increase the maximum principal amount of advances which at any time may be outstanding thereunder in excess of $30,000,000, (b) increase the stated interest rate on the loans thereunder (except as currently contemplated by the MeesPierson Waiver), or (c) extend or shorten the stated termination or maturity date of any such indebtedness.

                               ARTICLE 7

                          DEFAULTS AND REMEDIES

     SECTION 7.01. EVENTS OF DEFAULT. An "Event of Default" shall arise upon the occurrence of any one or more of the following:

     (a) Any Cogen Entity fails to make any payment of interest or any other amount (other than those specified in (b) below) with respect to the Loan when the same becomes due and payable and such failure continues for a period of 30 days;

     (b) Any Cogen Entity fails to make any payment of the principal of the Loan when the same become due and payable and such failure continues for a period of 30 days;

     (c) Any representation or warranty made by any Cogen Entity herein or in the Credit Documents fails to be accurate or complete in any material respect, or any Cogen Entity fails to comply with any of its respective covenants or agreements contained herein or the Credit Documents (other than those referred to in (a) or (b) above) and such failure continues for 30 days after the notice specified below;

     (d) An event occurs which entitles the holders of Indebtedness aggregating in excess of $2,000,000 of any Cogen Entity or any Subsidiary of any Cogen Entity to accelerate such Indebtedness;

     (e) Any Cogen Entity or any Subsidiary of any Cogen Entity pursuant to or within the meaning of any Bankruptcy Law;

          (i)    commences a voluntary case;

          (ii) consents to the entry of an order for relief against it in an involuntary case;

          (iii) consents to the appointment of a custodian of it or for any substantial part of its property;

          (iv)   makes a general assignment for the benefit of its creditors;
                 or

or takes any action comparable to the foregoing under any foreign laws relating to insolvency;

     (f) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against any Cogen Entity or any Subsidiary of any Cogen Entity in an involuntary case;

          (ii) appoints a custodian of any Cogen Entity or any Subsidiary of any Cogen Entity or for any substantial part of its property; or

          (iii) orders the winding up or liquidation of any Cogen Entity or any Subsidiary of any Cogen Entity;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (g) Any judgment or decree for payment of money in excess of $2,000,000 or its foreign currency equivalent at the time is entered against any Cogen Entity or any Subsidiary of any Cogen Entity and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

     (h) This Agreement or any other Credit Document shall cease, for any reason, to be in full force and effect or any Cogen Entity or any Subsidiary of any Cogen Entity shall so assert in writing;

     (i) Any "Event of Default" shall occur under the Existing NRG Loan Agreement; or

     (j) OLAC shall revoke, breach or anticipatorily repudiate the Guaranty or any term or provision therein or assert or threaten any defense, right of set off or counterclaim against the enforcement thereof., the Guaranty or any term or provision therein.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Administrative or governmental body.

     A Default under clause (c) is not an Event of Default until the Lender notifies any Cogen Entity of the Default and the Cogen Entities do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     SECTION 7.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 7.01(e) or (f) with respect to any Cogen Entity occurs and is continuing, the Lender by notice to any Cogen Entity may declare the principal of and accrued interest on the Loan (together with all other Obligations) to be due and payable. Upon such a declaration, such Obligations shall be due and payable immediately. If an Event of Default specified in
Section 7.01 (e) or (f) with respect to any Cogen Entity occurs, the Obligations shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Lender. The Lender by notice to any Cogen Entity may rescind an acceleration and its consequences. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 7.03.  DEFAULT AND REMEDIES.

     If, following the Funding Date, and so long as there shall remain outstanding any Obligations hereunder, an Event of Default occurs and is continuing, the Lender shall have all of the remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to notify OLAC and/or OLAC Holding to pay directly to the Lender any amount payable to any Cogen Entity in respect of the Pledged Stock. In addition to and not in derogation of any or all of the rights and remedies granted hereunder to the Lender or otherwise available to the Lender under applicable law, following the Funding Date and such an Event of Default, so long as there shall remain any outstanding Indebtedness hereunder, the Lender shall have the further right and power, at its sole option, to sell, or otherwise dispose of, the Collateral (other than Collateral consisting of cash), or any part thereof, at any one or more public or private sales as permitted by applicable law, and for that purpose the Lender may take immediate and exclusive possession of such Collateral, or any part thereof, to the extent capable of possession.

     To the fullest extent permitted by law, each Cogen Entity irrevocably and expressly waives any right to receive any notice of sale or notice of any other disposition of all or any part of the Collateral that does not consist of cash, except that to the extent may be entitled by applicable law to any notice of sale or other disposition of such Collateral, each Cogen Entity agrees that if such notice is mailed, postage prepaid, to any Cogen Entity at such party's address hereinafter specified not less than five (5) days before the time of the sale or other disposition contemplated therein, such notice shall conclusively be deemed commercially reasonable and shall fully satisfy any requirement for giving of said notice. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place which it was so adjourned.

     The proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling or the like and reasonable attorneys' fees, legal expenses and costs incurred by the Lender, shall be applied in accordance with Section 7.06.

     The remedies of the Lender hereunder or under any Credit Documents are Cumulative and the exercise of any one or more of the remedies provided herein, or under the Uniform Commercial Code or other applicable law, shall not be construed as a waiver of any other rights or remedies of the Lender so long as any part of the Obligations remain unsatisfied or unperformed. The making of this Agreement shall not waive or impair any other security the Lender may have or hereafter acquire for the payment or performance of the Obligations, nor shall the making of any such additional security waive or impair this Agreement; but the Lender may resort to any security it may have in the order it may be deemed proper.

     SECTION 7.04. OTHER REMEDIES. If, following the Funding Date, and so long as there shall remain outstanding Obligations, an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of all outstanding Obligations or to enforce the performance of any provision of the Note, this Agreement, or any other Credit Document. The Lender may maintain a proceeding even if it does not possess the Note or does not produce it in the proceeding. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 7.05. WAIVER OF PAST DEFAULTS. The Lender by notice to any Cogen Entity may waive an existing Default and its consequences (subject to any limitations expressly set forth in such waiver). When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 7.06. PRIORITIES. If the Lender collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

     FIRST: to itself in accordance with the priority set forth in Section 2.09 until all Obligations have been indefeasibly satisfied in full; and

     SECOND: to the extent of any excess, to the Borrowers.

     SECTION 7.07. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Agreement a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

     SECTION 7.08. WAIVER OF STAY OR EXTENSION Laws. Each Cogen Entity (to the extent permitted by applicable law) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and each Cogen Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Lender, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                     ARTICLE 8

                               SUBORDINATION; WAIVERS

     SECTION 8.01. SUBORDINATION. The Indebtedness evidenced by the Note is subordinate in certain respects to the Indebtedness (the "MeesPierson Obligations") under and as that term is defined in that certain Credit Agreement dated December 17, 1997 (the "MeesPierson Credit Agreement") entered into by and among CogenAmerica, MeesPierson Capital Corporation and the other Lenders party thereto (collectively the "MeesPierson Lenders"), to the extent and in the manner provided in that certain Subordination Agreement by and between those parties and the Lender dated as of October 9, 1998. Each Cogen Entity shall cause all other Indebtedness incurred by it to be subordinated on terms and conditions satisfactory to the Lender, to the prior payment in full of the Note and that each such subordination is for the benefit of and enforceable by the holders of the Note. Each Cogen Entity acknowledges and agrees that the terms of any subordination agreement contemplated in this paragraph define the relative rights of its creditors between such creditors and in no way affect the obligations of any Cogen Entity to the Lender.

     SECTION 8.02. WAIVER OF CONTRIBUTION, SUBROGATION, OTHER RIGHTS. Each Cogen Entity hereby agrees that, from the date of this Agreement until the Obligations and the MeesPierson Obligations have each been indefeasibly paid in full, or this Agreement has been earlier terminated, it will not exercise any rights which it may have or acquire, at law or in equity, by way of contribution, subrogation, indemnity or similar principles as a result of payments made by any Cogen Entity to the Lender hereunder. Each Cogen Entity expressly acknowledges that it will benefit directly from the Loan hereunder and that each of the Obligations are intended to be direct obligations and not a guarantee or in the nature of a guarantee. If, notwithstanding the express intention of the parties to the contrary, all or any portion of the Obligations of any Cogen Entity are deemed a guarantee or in the nature of a guarantee, then each Cogen Entity hereby agrees that, from the date of this Agreement until the Obligations and the MeesPierson

Obligations have each been indefeasibly paid in full, or this Agreement has been earlier terminated, it will not exercise any suretyship, accommodation party, guarantor and similar defenses and rights arising under any of the Credit Documents as a result of the Loan hereunder, and any such party shall be and remain liable for any deficiency remaining after foreclosure of any Lien under any of the Security Documents, whether or not the liability of the primary party obligated thereunder or any other obligor for such deficiency is discharged Pursuant to statute or judicial decision, nor shall the Lender be required to martial assets or remedies or first to resort for payment of the Obligations to the primary obligor therefor or other parties or first to enforce, realize upon or exhaust any Collateral for the Obligations, before seeking collection of the Obligations from or enforcing any other rights or remedies against such deemed surety, guarantor or accommodation party. This
Section 8.02 shall inure to the benefit of the Lender and to the benefit of the MeesPiersn Lenders.

                                     ARTICLE 9

                                   MISCELLANEOUS

     SECTION 9.01. AMENDMENTS. Except as otherwise expressly set forth in this Agreement, neither this Agreement nor any terms hereof may be amended, supplemented or modified except in writing signed by the Lender, the Borrowers and the Guarantor.

     SECTION 9.02. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or in the case of telex notice, when sent, answer back received, address as follows, or to such other address as may be hereafter notified by the respective parties hereto and any further holders of the Note:

     If to CogenAmerica:      Cogeneration Corporation of America
                              One Carlson Parkway, Suite 240
                              Minneapolis, MN 55447-4454
                              Attention:     President and Chief Executive
                                             Officer
                              Telephone:     (612) 745-7900
                              Telecopier:    (612) 745-7901

     With a copy to:          Troutman Sanders
                              NationsBank Plaza, Suite 5200
                              600 Peachtree Street N.E.
                              Atlanta, Georgia 30308
                              Attention:     M. Stuart Sutherland
                              Telephone:     (404) 885-3000
                              Telecopier:    (404) 885-3900
     if to OLAC:              Oklahoma Loan Acquisition Corporation
                              One Carlson Parkway, Suite 240
                              Minneapolis, MN 55447-4454
                              Attention:     President and Chief Executive
                                             Officer
                              Telephone:     (612) 745-7900
                              Telecopier:    (612) 745-7901

     With a copy to:          Troutman Sanders
                              NationsBank Plaza, Suite 5200
                              600 Peachtree Street N.E.
                              Atlanta, Georgia 30308
                              Attention:     M. Stuart Sutherland
                              Telephone:     (404) 885-3000
                              Telecopier:    (404) 885-3900

     If to OLAC Holding:      CogenAmerica Pryor Inc.
                              One Carlson Parkway, Suite 240
                              Minneapolis, MN 55447-4454
                              Attention:     President and Chief Executive
                                             Officer
                              Telephone:     (612) 745-7900
                              Telecopier:    (612) 745-7901

     With a copy to:          Troutman Sanders
                              NationsBank Plaza, Suite 5200
                              600 Peachtree Street N.E.
                              Atlanta, Georgia 30308
                              Attention:     M. Stuart Sutherland
                              Telephone:     (404) 885-3000
                              Telecopier:    (404) 885-3900

     If to Lender:            NRG Energy, Inc.
                              1221 Nicollet Mall, Suite 700
                              Minneapolis, MN 55403
                              Attention:     Treasurer
                              Telephone:     (612) 373-5300
                              Telecopier:    (612) 373-5430

     With a copy to:          NRG Energy, Inc.
                              Legal Department
                              1221 Nicollet Mall, Suite 700
                              Minneapolis, MN 55403
                              Attention:     Vice President and General Counsel
                              Telephone:     (612) 373-5300
                              Telecopier:    (612) 373-5392

PROVIDED that any notice, request or demand to or upon the Lender pursuant to
Section 2.05 shall not be effective until received.

     SECTION 9.03. NO WAIVER: CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise or any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 9.04. PAYMENT OF EXPENSES AND TAXES. The Borrowers jointly and severally agree (a) to pay the Lender on the Funding Date a fee in the amount of $ 100,000; (b) to pay the Lender on the Funding Date and on each anniversary of the Funding Date the amount of $50,000 in respect of expenses incurred in connection with the development, preparation and the execution and general administration of the Credit Documents and in addition, to pay or reimburse the Lender for all its reasonable costs and expenses incurred in connection with any amendment, supplement or modification to the Credit Documents, including the reasonable fees and disbursements of counsel to the Lender, (c) to pay or reimburse the Lender for all its costs and expenses incurred in connection with, and to pay, indemnify, and hold the Lender harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with the enforcement or preservation of any rights under any Credit Document, including reasonable fees and disbursements of counsel to the Lender incurred in connection with the foregoing, (d) to pay, indemnify, and to hold the Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (e) to pay, indemnify, and hold the Lender and its respective Affiliates, officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever including reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Lender or such Affiliates, officers or directors arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loan and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Lender or such Affiliates, officers or directors is a party thereto, including any of the foregoing relating to the violation of, noncompliance with or liability under, any environmental law or regulation applicable to the operations of any Cogen Entity or any Subsidiary of any Cogen Entity or any of the facilities and properties owned, leased or operated by any Cogen Entity or any Subsidiary of any Cogen Entity (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED that the Borrowers shall have no obligation hereunder with respect to indemnified liabilities of the Lender or any of its respective Affiliates, officers and directors arising from (i) the gross negligence or willful misconduct of the Lender or its directors or officers or (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section 9.04 shall survive repayment of the Note and all other documents payable hereunder.

     SECTION 9.05.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
This Agreement shall be binding upon and inure to the benefit of the Cogen Entities, the Lender, all future holders of the Note and the Loan, and their respective successors and assigns, except that no Cogen Entity may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

     SECTION 9.06. COUNTERPARTS. This Agreements may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 9.07. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of Minnesota and applicable laws of the United States of America. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as expressly provided in
Section 8.02, no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     SECTION 9.08.  SUBMISSION TO JURISDICTION; WAIVERS.

     (a)   Each party to this Agreement hereby irrevocably and unconditionally;

     (i) submits for itself and its property in any legal action or proceedings relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Minnesota, the courts of the United States of America for Minnesota and appellate courts from any thereof;

     (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 9.02; and

     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     (b) EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE AND ANY COUNTERCLAIM THEREIN.

     SECTION 9.09. INTEREST. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Borrowers for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loan or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loan or the obligations in respect of the other Credit Documents by the Borrowers or in any other event, earned interest on the Loan and such other obligations of the Borrowers may never exceed the Highest Lawful Rate, and any unearned interests otherwise payable on the Loan or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loan or such other obligations, be either refunded to the Borrowers or credited on the Principal of the Loan. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrowers and the Lender shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

     SECTION 9.10. JOINT AND SEVERAL LIABILITY. Notwithstanding any term or provision contained in this Agreement or any other Credit Document to the contrary, each and every covenant, agreement and other obligation each Cogen Entity under pursuant to any of the Credit Documents to the extent it is a party thereto, shall constitute a joint and several duty, liability and obligation of each Cogen Entity, as applicable.

          [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   BORROWERS:

                                   COGENERATION CORPORATION OF AMERICA


                                   By:
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------


                                   COGENERATION PRYOR INC.


                                   By:
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------

                                   GUARANTOR:
                                   OKLAHOMA LOAN ACQUISITION CORPORATION


                                   By:
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------

                                   LENDER:
                                   NRG ENERGY, INC.


                                   By:
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------